Exhibit 10.2

FIRST AMENDMENT TO THE

EQUITRANS MIDSTREAM CORPORATION

2018 LONG-TERM INCENTIVE PLAN

THIS FIRST AMENDMENT TO THE EQUITRANS MIDSTREAM CORPORATION 2018 LONG-TERM INCENTIVE PLAN (this “Amendment”) is made and adopted as of the date set forth on the Company’s signature page hereto by Equitrans Midstream Corporation, a Pennsylvania corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).

WHEREAS, in connection with the transactions contemplated by that certain Agreement and Plan of Merger by and among the Company, EQM LP Corporation, LS Merger Sub, LLC, EQGP Services, LLC (the “General Partner”) and EQM Midstream Partners, LP (“EQM”), dated February 26, 2020 (the “Merger Agreement” and such transactions contemplated thereby, the “Merger”), the Board desires to amend the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan (the “Plan”) in accordance with Section 10 of the Plan;

WHEREAS, the General Partner has, on behalf of EQM, maintained the Amended and Restated EQGP Services, LLC 2012 Long-Term Incentive Plan (the “EQM Plan”) pursuant to which eligible employees and non-employee directors of EQM and its affiliates, including the Company, have been eligible to receive awards relating to Common Units (as defined in the EQM Plan);

WHEREAS, the Board has determined, based on the recommendation of the Management Development and Compensation Committee of the Board, it to be in the best interest of the Company to provide, in connection with the Merger, for the assumption by the Company of the unused unit reserve under the EQM Plan for the purpose of making grants under the Company Plan from and after the closing of the Merger in accordance with applicable stock exchange requirements (the “EQM Share Assumption”); and

WHEREAS, the Board desires to amend the Plan as set forth herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The penultimate sentence of Section 4.02 of the Plan is amended to read in its entirety as follows:

“Subject to applicable stock exchange requirements relating to the assumption of shareholder approved equity compensation plans in merger and acquisition transactions (“M&A Exemption Requirements”), shares available under a shareholder-approved plan of a company acquired by the Company (as appropriately adjusted to reflect the transaction) may be issued under the Plan pursuant to Awards granted after the closing of such transaction to individuals who are eligible to receive such awards in accordance with the M&A Exemption Requirements and will not count against the Share Reserve.”

2. In connection with the Merger and the EQM Share Assumption, 3,592,386 additional Shares have become available for issuance under the Plan in accordance with the penultimate sentence of Section 4.02 of the Plan (as amended hereby), subject to all of the M&A Exemption Requirements.

3. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

4. Except as set forth herein, the Plan shall remain in full force and effect.

[Signature Pages Follow]

In witness whereof, this Amendment is hereby executed and adopted by the Company, effective as of the date written below.

Date: June 15, 2020	Equitrans Midstream Corporation

	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment to Equitrans Midstream Corporation 2018 Long-Term Incentive Plan]